UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: September 29, 2017

(Date of earliest event reported)

Advanced Disposal Services, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37904	90-0875845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Fort Wade Road
Ponte Vedra, Florida 32081
(Address of principal executive offices and zip code)

(904) 737-7900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On September 29, 2017, the Board of Directors (the “Board”) of Advanced Disposal Services, Inc. (the “Company”) elected Michael J. Hoffman as a director of the Company, effective October 3, 2017. Mr. Hoffman is considered an independent director under the New York Stock Exchange’s corporate governance listing standards and the Company’s Corporate Governance Guidelines. Mr. Hoffman is also considered financially literate under the New York Stock Exchange’s corporate governance listing standards. Mr. Hoffman is expected to serve on the Audit Committee and chair the Nominating and Corporate Governance Committee of the Board. Mr. Hoffman will be eligible to earn compensation for his services as a member of the Board, including an annual retainer equal to $50,000, an annual amount equal to $10,000 for his service as chair of the Board’s Nominating and Corporate Governance Committee, and a grant of shares of restricted stock with a market value of $100,000 under the Advanced Disposal Services, Inc. 2016 Omnibus Equity Plan scheduled to vest in full on the third anniversary of the date of grant.

A copy of the press release related to the foregoing is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference into this Item 5.01.

Item 9.01             Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are furnished herewith:

Exhibit No.	Description

99.1	Press Release of Advanced Disposal Services, Inc., dated September 29, 2017 Announcing Changes to the Board of Directors

Exhibit Index

Number and Description of Exhibit

99.1	Press Release of Advanced Disposal Services, Inc., dated September 29, 2017 Announcing Changes to the Board of Directors

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Disposal Services, Inc.

	By:	/s/ Jeffrey C. Everett
	Name:	Jeffrey C. Everett
	Title:	Vice President, Associate General Counsel

Dated: September 29, 2017